[Katten Muchin & Zavis Letterhead]

Washington, D.C.                                           (202) 625-3781

                            February 27, 1997


The Fontaine Trust
210 West Pennsylvania Avenue
Suite 240
Towson, Maryland 21204

     Re:  The Fontaine Trust

Gentlemen:

     This opinion is given in connection with the filing by The Fontaine Trust, a Massachusetts business trust (the "Fund"), of a notice pursuant to Rule 24f-2 (the "Rule 24f-2 Notice") under the Investment Company Act of 1940, as amended (the "1940 Act"). In its Registration Statement on Form N-1A (File No. 33-29678 and File No. 811-5835) ("Registration Statement"), filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, the Fund registered an indefinite number of securities and undertook to file a Rule 24f-2 Notice within six months of its fiscal year end.

     We have examined the Fund's Declaration of Trust, as amended; its By-Laws; certain Board of Trustees' resolutions; the Notice of Registration on Form N-8A filed with the Commission under the 1940 Act on June 30, 1989; the Registration Statement as originally filed with the Commission under the 1933 Act and 1940 Act on the same date; Post-Effective Amendment No. 1 to the Registration Statement under the 1933 Act, as filed with the Commission on March 28, 1990; Post-Effective Amendment No. 2 to the Registration Statement under the 1933 Act, as filed with the Commission on January 2, 1991; Post-Effective Amendment
No. 3 to the Registration Statement under the 1933 Act, as filed with the Commission on April 29, 1991; Post-Effective Amendment No. 4 to the Registration Statement filed with the Commission on March 2, 1992; Post-Effective Amendment No. 5 to the Registration Statement filed with the Commission on September 1, 1992; Post-Effective Amendment No. 6 to the Registration Statement filed with the Commission on April 30, 1993; Post-Effective Amendment No. 7 to the Registration Statement filed with the Commission on April 28, 1994; Post-Effective Amendment No. 8 to the Registration Statement filed with the Commission on April 28, 1995; Post-Effective Amendment No. 9 to the Registration Statement filed with the Commission on May 1, 1996; and such corporate and other records, certificates, representations, documents, and statutes that we have deemed relevant in order to render the opinion expressed herein.

     Based on such examination, we are of the opinion that the shares of the Fund, the registration of which the Rule 24f-2 Notice makes definite in number, are legally issued, fully paid and non-assessable.

     This letter expresses our opinion as to the General Laws of the Commonwealth of Massachusetts governing matters such as the authorization and issuance of shares, but does not extend to the securities or "Blue Sky" laws of Massachusetts or to federal securities or other laws.

                         Very truly yours,

                         /s/ Katten, Muchin & Zavis

                         KATTEN MUCHIN & ZAVIS